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                                                                     EXHIBIT (i)


Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE                                                            (410) 580-3000
FAX      (410) 580-3001


                                February 29, 2000




Prudential International Bond Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102

         Re:      Registration Statement on Form N-1A

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Prudential International Bond Fund, Inc., (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended, by the Fund of up to 2,000,000,000 shares of Common Stock, par value $.01 per share, divided equally into four classes, designated Class A, Class B, Class C and Class Z (the "Shares"), pursuant to a registration statement filed with the Securities and Exchange Commission (the "Commission") on Form N-1A, as amended (the "Registration Statement").

         In this capacity, we have examined the Fund's charter and by-laws, the proceedings of the Board of Directors of the Fund authorizing the issuance of the Shares in accordance with the Registration Statement, a good standing certificate by the Maryland State Department of Assessments and Taxation issued as of a recent date, a Certificate of the Secretary of the Fund (the "Certificate"), and such other statutes, certificates, instruments and documents relating to the Fund and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.
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                                        Prudential International Bond Fund, Inc.
                                                               February 29, 2000
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Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

         1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

         2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the charter but unissued, will be validly issued, fully paid and nonassessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion with the Commission as Exhibit (i) to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Piper Marbury Rudnick
                                                            & Wolfe LLP